UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009 (October 26, 2009)

OceanFirst Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Hooper Avenue, Toms River, New Jersey	08753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 240-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 –	Other Events.

Incorporation of Certain Documents by Reference

Attached as Exhibit 23.1 to this Current Report is the consent of ParenteBeard LLC to the use of such firm’s name under the caption “Experts,” and the incorporation by reference of such firm’s reports, dated March 12, 2009, relating to the consolidated financial statements of Central Jersey Bancorp as of December 31, 2008 and for the year ended December 31, 2008 and the effectiveness of internal control over financial reporting of Central Jersey Bancorp, which appear in the December 31, 2008 Annual Report on Form 10-K of Central Jersey Bancorp, in the Registrant’s prospectus supplement, dated October 26, 2009. The prospectus supplement is part of a Registration Statement filed by the Registrant on Form S-3 (No. 333-160113).

Attached as Exhibit 23.2 to this Current Report is the consent of KPMG LLP to the use of such firm’s name under the caption “Experts,” and the incorporation by reference of such firm’s report, dated March 14, 2008, with respect to the consolidated statement of financial condition of Central Jersey Bancorp and subsidiary as of December 31, 2007 and the related consolidated statements of income, shareholders’ equity, and cash flows for the year ended December 31, 2007, which appears in the December 31, 2007 Annual Report on Form 10-K of Central Jersey Bancorp, in the Registrant’s prospectus supplement, dated October 26, 2009. The prospectus supplement is part of a Registration Statement filed by the Registrant on Form S-3 (No. 333-160113).

In connection with the incorporation of such documents by reference, the Registrant is hereby filing the consent of ParenteBeard LLC and KPMG LLP to the use of their names in such prospectus supplement. The consent of ParenteBeard LLC is filed herewith as Exhibit 23.1 and the consent of KPMG LLP is filed herewith as Exhibit 23.2.

Item 9.01 –	Financial Statements and Exhibits.

Financial Statements and Exhibits .

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

23.1	Consent of ParenteBeard LLC

23.2	Consent of KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2009

OCEANFIRST FINANCIAL CORP.

By:	/s/ Michael J. Fitzpatrick
Name:	Michael J. Fitzpatrick
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

23.1	Consent of ParenteBeard LLC

23.2	Consent of KPMG LLP

4